UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) December 31, 2007
                                                        -----------------

                             IMS HEALTH INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

               001-14049                             06-1506026
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       (Commission File Number)           (IRS Employer Identification No.)


  901 Main Avenue, Norwalk, Connecticut                          06851
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(Address of Principal Executive Offices)                       (Zip Code)

                                 (203) 845-5200
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.05  Costs Associated with Exit or Disposal Activities

      In response to healthcare marketplace dynamics, in December 2007, the Company completed a review of its business and on December 31, 2007 committed to a Streamlining Program designed to eliminate approximately 1,050 positions in production and development, sales, marketing, consulting and services and administration (the "Plan"). The Plan also includes the impairment of two assets as a result of the business review.

      This Plan will result in the Company recording a severance, impairment and other charge during the fourth quarter of 2007 relating to termination benefits for employees located in all regions in which the Company operates as well as asset impairment charges in our Europe, Middle East and Africa region.

      The Plan includes the following actions:

         a) Right-size the Company's business support functions across business lines, as well as in marketing, finance and administration. IMS plans to reduce organizational layers, particularly at the regional headquarters level. In addition, the company will discontinue its mass market initiative in the United Kingdom, resulting in an asset impairment charge.

         b) Accelerate the Company's quality and efficiency plans in its customer delivery & development organization. This includes consolidating select production operations, moving to common production platforms in several geographies, and improving productivity of the Company's statistics and data management operations worldwide.

         c) Re-align the Company's go-to-market resources to better address customer priorities and improve execution. As a result, the Company will strengthen its account management and business development capabilities, streamline consulting practice areas, as well as accelerate the implementation of business process outsourcing services for clients.

      The Company currently estimates that the total pre-tax charge under the Plan will be in the range of $86 to $90 million, consisting of $70 to $74 million for employee termination benefits and $16 to $18 million for asset impairments.

      The cash portion of the charge will be in the range of $72 to $77 million and will be funded over approximately a two-year period from cash generated from operations. The estimated termination benefits under the Plan were calculated pursuant to the terms of established employee protection plans, individual employee contracts or in accordance with local statutory minimum requirements, as applicable.

      The Company expects that all actions under the plan will be completed by the end of 2008.

      In October 2007, the Company updated its earnings guidance related to the Company's business for full-year 2007. The estimated $86 to $90 million pre-tax severance, impairment and other charge under the Plan was not considered in that guidance.


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



      The Company will provide additional details on January 31, 2008 during IMS's regular conference call with the investment community to review its fourth-quarter and full-year 2007 results. At that time, executive management also will provide financial guidance for 2008.

      On January 4, 2008, the Company issued a press release announcing the Plan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description
-----------    -----------
99.1           Press Release issued by IMS Health Incorporated, dated
               January 4, 2008.


      This current report on Form 8-K may contain forward-looking statements. Actual events or results may differ materially from those statements. For information about factors that could cause such differences, please refer to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2007, including the information set forth under the caption "Forward-Looking Statements."


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    IMS Health Incorporated
                                    (Registrant)

                                    By:    /s/ Robert H. Steinfeld
                                           -----------------------
                                    Name:  Robert H. Steinfeld
                                    Title: Senior Vice President,
                                           General Counsel and
                                           Corporate Secretary
Date: January 4, 2008


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EXHIBIT INDEX

99.1 Press release issued by IMS Health Incorporated, dated January 4, 2008.